Exhibit 10(b)


                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made as of this 21st day of October, 2003, between JAMES MONROE BANCORP, INC. (the "CORPORATION"), a corporation organized and existing under the laws of the Commonwealth of Virginia, with principal offices at 3033 Wilson Boulevard, Arlington, Virginia 22201, JAMES MONROE BANK, (the "BANK"), a Virginia commercial bank wholly-owned by the Corporation, and RICHARD I. LINHART ("LINHART"), also referred to below, collectively, as the "parties" and, individually, as a "party."

     WITNESSETH THAT, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

     1. PERIOD OF EMPLOYMENT. The Bank shall continue to employ Linhart as its Executive Vice President/Chief Operating Officer through December 31, 2006. Linhart agrees to serve the Bank in such capacity. As the Executive Vice President/Chief Operating Officer, Linhart's duties shall be those duties and responsibilities currently being performed by him.

     2. COMMITMENT OF EXECUTIVE. So long as this Agreement shall continue in effect, Linhart shall faithfully and diligently discharge his duties and responsibilities under this Agreement, shall use his best efforts to implement the policies established by the Board of Directors of the Bank, and shall devote all of his business time and attention to the affairs of the Bank, except as otherwise agreed by the Board of Directors.

     3.     COMPENSATION.

            (a) The Bank shall compensate Linhart at the rate of One Hundred Fifty Thousand Dollars ($150,000.00) per year commencing January 1, 2004 through December 31, 2004. Thereafter, Linhart shall be compensated at such rate, no less than the prior year's rate, as may be determined in the sole discretion of the Bank and its Board of Directors.

            (b) Salary as provided above will be payable less appropriate deductions as required by law and shall be paid in appropriate installments to conform with the Bank's regular payroll dates.

            (c)     During the term of this Agreement, the Bank may pay
Linhart a bonus after the end of a calendar year. The payment of a bonus, if any, and the amount and term thereof shall be in the sole discretion of the Bank and its Board of Directors.

     4.     OTHER BENEFITS.

            (a) During the term of this Agreement, the Bank shall provide Linhart with major medical health insurance as is provided to officers of the Bank and supplemental long-term disability insurance currently in effect.

            (b) During the term of this Agreement, the Bank shall pay an automobile expense allowance in the amount of $600.00 per month for fuel, maintenance, taxes and replacement parts and consumables, repairs and all other costs incidental to the use or operation of Linhart's automobile.

            (c) Linhart shall be reimbursed for reasonable traveling and other expenses incurred or paid by Linhart in accordance with the Bank's policy and in connection with the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may from time to time be requested.

            (d) In the event of Linhart's disability to perform his duties due to illness or incapacity, the Bank shall continue his full base salary for a period of three (3) months from the commencement of said disability.

Additionally, for the subsequent three (3) month period, the Bank shall pay to Linhart that portion of his base salary such that the total amount received by Linhart pursuant to this sentence plus the amount received pursuant to the Bank's income disability policy equals his full base salary for such subsequent three (3) month period. Thereafter, Linhart shall only be entitled to receive payments pursuant to the Bank's income disability policy, except without regard to the $5,000.00/month ceiling limitation.

            (e) Linhart shall be entitled to participate in and enjoy according to Bank policy any and all pension, retirement, profit-sharing, stock purchase, stock option, life insurance, accident insurance, medical reimbursement, health insurance or hospitalization plan, cafeteria plan, deferred compensation plan, vacations, holidays and other leave and any other fringe benefits in which other employees or executives of the Bank are eligible to participate.

            (f) The Corporation shall grant Linhart the option to acquire Seven Thousand Five Hundred shares of the Corporation's Common Stock on October 15, 2005, and an additional Seven Thousand Five Hundred shares on October 15, 2006 under the terms of its 2003 Equity Compensation Plan. Each of said option grants shall be issued with an option exercise price not less than the fair market value of the Common Stock on the date of each such grant. Each of said option grants shall be vested pro rata annually through December 31, 2008, except that vesting shall be accelerated in the event of Linhart's Retirement (as defined herein) after December 31, 2006. Said option grants shall also become fully vested and exercisable in the event of a Change In Control.

            (g) The Corporation's obligation to issue the above described option grants to Linhart shall be adjusted to reflect any change in the capitalization of the Corporation prior to the issuance of said option grants. The Corporation's obligation to issue the said option grant shall be accelerated in the event of a Change In Control.

            (h) Linhart shall be deemed Retired for purposes of this Agreement if, for a period of six months after December 31, 2006, Linhart has not been employed by, provided consulting services for, or received compensation from, any person or entity other than the Corporation or Bank for or on behalf of services rendered by him.

     5.     TERM AND TERMINATION.

            (a) This Agreement shall be effective as of the date first above written and shall remain in effect through December 31, 2006.

            (b) During the term of Linhart's employment herein, and for a period of two (2) years thereafter, in the event this Agreement is terminated pursuant to paragraph 5(c)(3) below, except as specifically provided otherwise in this paragraph (b). Linhart shall not be employed by an organization licensed as a bank by the Commonwealth of Virginia or the United States of America if, in such employment, the majority of Linhart's working hours are consumed at an office of such bank in the Counties of Arlington, Fairfax, Prince William or Loudoun counties, Virginia, or in such other county in which the Bank may have a branch or loan production office where Bank employees are physically present at the time Linhart's employment hereunder is terminated. If Linhart leaves his employment as a result of the Bank's breach of this Agreement, or if the Bank terminates Linhart's employment in breach of this Agreement, Linhart shall be under no restriction whatsoever as to the nature of the business or employment activities in which he may engage after termination of his employment.

            (c) During the term of this Agreement, this Agreement shall be terminated:

                    (1)      Upon the death of Linhart; or

                    (2) In the event of the permanent disability of Linhart, which shall mean a disability due to illness or incapacity resulting in Linhart's inability to perform his duties for a period of six
                             (6) consecutive months, or for an aggregate period of nine (9) months, or more, in any twelve (12) month period during the term of this Agreement; or

                    (3) In the event of Linhart's "dismissal for just cause", which shall mean a termination of Linhart's employment because of Linhart's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or other acts which in the good faith opinion of the Board of Directors of the Bank has a material adverse effect on the interests of the Bank.

            (d) In the event Linhart's employment is terminated by the Bank in breach of this Agreement on or before December 31, 2006, or in the event Linhart leaves his employment under this Agreement as a result of the Bank's breach of this Agreement, then, as liquidated damages, Linhart shall be (i) paid for a period equal to the greater of twelve (12) months or the remaining unexpired term of this Agreement, at the full amount of base salary, bonus and other benefits which he was receiving at the time of such termination, as provided in this Agreement (said sum to be paid, at the option of Linhart, in either one lump sum within thirty (30) days of such termination, or in periodic equal monthly payments over the following twelve (12) month period), and (ii) receive executive out placement assistance from an organization of Linhart's choice and the cost therefor, up to an amount equal to eighteen percent (18%) of his base salary at the time of such termination, shall be borne by the Bank. In the event the monies payable to or for Linhart pursuant to the foregoing provisions of the subparagraph (c) result in a federal excise tax obligation on Linhart with respect to such payments, then, at Linhart's discretion, the total amount of such payments shall be reduced to the maximum amount that may be paid to or for Linhart without causing him to incur any such federal excise tax obligation thereon.

     6.     Change in Control.

            (a) Notwithstanding any provision herein to the contrary, in the event of the termination of Linhart's employment under this Agreement for "Good Reason" in connection with, or within twelve (12) six months after, any Change in Control of the Bank, Linhart shall be paid for a period equal to twenty-four
(24) months at the full amount of salary and other benefits which he was receiving at the time of the termination, as provided in this Agreement. Said sum shall be paid, at the option of Linhart, in either one lump sum within thirty (30) days of such termination, or in periodic payments over the twenty-four (24) months, and such payments shall be in lieu of any other future payments which Linhart would be otherwise entitled to receive under Paragraphs 3 and 4 (other than 4(f)) of this Agreement.

            (b) The term "Change in Control" shall mean any one of the following events occurring during the term of this Agreement and subsequent to December 31, 2003: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Bank's voting stock; (2) the acquisition of the power to control the election of a majority of the Bank's directors; (3) the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934); or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board during any period of two (2) consecutive years. For purposes of this Agreement, "Continuing Directors" shall include only those individuals who were members of the Board on December 31, 2003 and those other individuals whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity; not specifically listed herein.

            (c) Termination of Linhart's employment for "Good Reason" shall mean termination, initiated by Linhart (other than a termination of employment as a result of a breach by the Bank of this Agreement, subject to the provisions of subparagraph 5(c), or a breach of this Agreement by Linhart) as a result of any of the following:

                    (i) A material change in Linhart's status or position with the Bank or a material change in Linhart's duties or responsibilities which is inconsistent with his status or position, or any removal of Linhart from, or any failure to reappoint or reelect Linhart to, such position, except in connection with a dismissal for just cause or disability or as a result of Linhart's death.

                    (ii) A reduction by the Bank in Linhart's base salary as in effect immediately prior to the change in control.

                    (iii) The failure by the Bank to continue in effect any Plan (as hereinafter defined) in which Linhart is participating at the time of the change in control of the Bank (or Plans providing at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the change in control, or the taking of any action, or the failure to act, by the Bank which would adversely affect Linhart's continued participation in any of such Plans on at least as favorable a basis to Linhart as is the case on the date of the change in control.

                    (iv) The Bank's requiring Linhart to be based more than twenty-five (25) miles from where his office is located immediately prior to the change in control except for required travel on the Bank's business to an extent substantially consistent with the business travel obligations which he undertook on behalf of the Bank prior to the change in control.

                    (v) Any purported termination by the Bank of Linhart's employment not satisfying the requirements of this Agreement;

                    (vi)  Any refusal by the Bank to continue to allow
Linhart to attend to matters or engage in activities not directly related to the business of the Bank which, prior to the change in control, Linhart was permitted by the Board to attend or to engage in.

                          For purposes of this subsection, "Plan" shall mean any
compensation plan, such as an incentive or stock option plan, or any employee benefit plan, such as a thrift, pension, profit sharing, medical disability, accident, life insurance plan or policy, or any other plan, program or policy of the Bank intended to benefit employees.

     7. CONFIDENTIALITY. Linhart agrees that he will regard and preserve as confidential all proprietary information pertaining to the business of the Bank, or its customers, subsidiaries or affiliates that may be obtained by him during the course of his employment and thereafter and, to the extent that such information does not become public knowledge, that he will not, without written authority from the Bank, directly or indirectly, disclose to others during his employment or thereafter, any of such proprietary information obtained by him while employed hereunder. The above shall not be construed as restricting Linhart from disclosing such information to employees of the Bank who reasonably require access to such information in order to discharge their duties.

     8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties, the successors and assigns of the Bank (the term "Bank" as used herein shall include such successors and assigns), and the heirs, executors administrators, guardians and other personal representatives of Linhart.

     9. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties relating to the subject matter hereof and supersedes and cancels all prior written and oral agreements and understandings between the parties relating to the subject matter of this Agreement, which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived except by written instrument of the party charged with such waiver.

     10. GOVERNING LAW. This Agreement will be construed in accordance with the laws of the Commonwealth of Virginia.

     11. NOTICES. All notices to be sent to either party by the other party hereto pursuant to this Agreement shall be sent by registered mail to the following respective addresses:

            (a)     Corporation: If to the Corporation, addressed to it at:

                    3033 Wilson Boulevard
                    Arlington, Virginia 22201

                    With a required copy to:

                    David W. Pijor, Esquire
                    10482 Armstrong Street
                    Fairfax, Virginia 22030

                    Bank. If to the Bank, addressed to it at:
                    ----

                    3033 Wilson Boulevard
                    Arlington, Virginia  22201

                    With a required copy to:

                    David W. Pijor, Esquire
                    10482 Armstrong Street
                    Fairfax, Virginia 22030

            (b)     Linhart. If to Linhart, addressed to him at:
                    -------

                    115 N. Lee Street, #202
                    Alexandria, Virginia 22314



     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


                                          JAMES MONROE BANCORP, INC.
ATTEST:                                   a Virginia corporation

                                          By:
--------------------                         ---------------------------------
                                          David W. Pijor
                                          Chairman


                                          JAMES MONROE BANK
ATTEST:                                   a Virginia corporation

                                          By:
--------------------                         ----------------------------------
                                          John R. Maxwell
                                          President/CEO


--------------------                      -------------------------------------
Witness                                   Richard I. Linhart